Exhibit 99.1

Independent Bank Corp. Reports Third Quarter Net Income of $6.8 Million

Solid Commercial Loan Growth and Expanded Net Interest Margin Drive Performance

ROCKLAND, Mass.--(BUSINESS WIRE)--October 22, 2009--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $6.8 million for the third quarter of 2009. This compares favorably with net income of $660,000 for the second quarter of 2009 in which the Company had large merger and acquisition expenses associated with the Benjamin Franklin Bancorp. Inc acquisition and a special FDIC deposit insurance premium fee. The strong increase in third quarter net income was reduced by other-than-temporary securities impairment charges on certain pooled trust preferred securities amounting to $5.1 million pre-tax, or $0.16 per diluted share, recorded in the current period.

On a diluted earnings per share basis, the Company reported earnings of $0.33 for the quarter as compared to a loss of ($0.19) for the previous quarter period. The Company’s repayment of the United States Treasury Department’s Capital Purchase Program preferred stock resulted in a one-time $4.4 million deemed dividend charge, which decreased net income available to common shareholders by $0.22 per diluted share, negatively impacting the second quarter’s performance.

Christopher Oddleifson, President and Chief Executive Officer, stated, “Rockland Trust had an outstanding third quarter despite very difficult economic conditions. While many financial services companies have considerably curtailed their lending activity, our disciplined commercial and home equity lending continues to drive strong growth for the Company. Our solid capital foundation continues to allow us to invest in the businesses and communities in which we operate. I’m also happy to report that we have fully integrated the former Benjamin Franklin franchise, and are looking forward to further increasing business with those customers in this new geographic territory for Rockland Trust.”

BALANCE SHEET

Total assets decreased by $21.1 million, or (0.5%), to $4.4 billion at September 30, 2009 as compared to June 30, 2009.

Total loans were $3.4 billion at September 30, 2009, an increase of $34.4 million, or 1.0% from the prior quarter. The Company continued to generate solid growth in the commercial and home equity loan portfolios with annualized growth of 11.7% and 7.7%, respectively. This was offset by a decline in the residential real estate and other consumer lending categories.

Total deposits decreased by $44.0 million, or (1.3%), during the quarter ending September 30, 2009, primarily due to decreases in municipal deposits and non-core time deposits. The Company continued its focus on core deposits, which represented 71.4% of total deposits at September 30, 2009.

Stockholders’ equity at September 30, 2009 totaled $406.6 million as compared to $397.6 million at June 30, 2009. The Tier 1 leverage capital ratio at September 30, 2009 was 7.66%, maintaining the Company’s well-capitalized position.

NET INTEREST INCOME

Comparing the quarter ended September 30, 2009 to the quarter ended June 30, 2009, net interest income increased $1.8 million, or 4.6%, attributable to an expanded net interest margin. The net interest margin for the period was 4.05% compared to 3.88% in the prior period.

NON-INTEREST INCOME

The Company recorded non-interest income of $4.5 million during the third quarter of 2009, a decrease of $8.8 million when compared to the quarter ended June 30, 2009. The change in non-interest income is composed of the following:

  Service charges on deposit accounts increased by $355,000, or 8.3%.
  Wealth management revenue decreased by $432,000, or (15.9%), as second quarter revenue included a seasonal increase related to tax preparation services. Assets under management in the wealth management division were $1.2 billion at September 30, 2009.
  Mortgage banking income decreased by $1.6 million, or (78.7%), due to a decline in mortgage originations and a charge to the servicing asset, reflecting refinancing activity. The balance of the mortgage servicing asset was $2.2 million and $2.7 million at September 30, 2009 and June 30, 2009, respectively, and loans serviced amounted to $366.6 million and $380.9 million, respectively.
  During the third quarter of 2009, there were no gains or losses on the sale of securities or derivatives. During the second quarter of 2009, the Company recorded a $3.8 million gain, associated with the unwinding of certain borrowings and their associated hedge positions as a result of strong balance sheet liquidity.
  The Company deemed certain pooled trust preferred securities and one private mortgage-backed security to be other-than-temporarily impaired (“OTTI”) during the third quarter. The Company recorded total credit related impairment charges through earnings of $5.1 million and $1.7 million, pre-tax, for the quarters ending September 30, 2009 and June 30, 2009, respectively. The table below shows the remaining book value of pooled and single issuer trust preferred securities and private mortgage-backed securities as of September 30, 2009:

					Total Credit
	Amortized	Unrealized	Non-Credit	Fair	Related
As of September 30, 2009	Cost*	Loss	OTTI	Value	Impairment
	(Dollars in thousands)
Pooled Trust Preferred Securities
A Tranche	$2,844	($1,171)	$-	$1,673	$-
B Tranche	1,887	(1,231)	-	656	-
C Tranche	6,133	-	(5,656)	477	(3,261)
D Tranche	-	-	-	-	(4,471)
Total Pooled Trust Preferred Securities	10,864	(2,402)	(5,656)	2,806	(7,732)

Single Issuer Trust Preferred Securities - AFS	5,000	(1,858)	-	3,142	-

Single Issuer Trust Preferred Securities - HTM	9,780	(806)	-	8,974	-

Private Mortgage-Backed Securities	16,593	(811)	(908)	14,874	(298)

	$42,237	$(5,877)	$(6,564)	$29,795	$(8,030)

	*Amortized cost reflects all credit related impairment through September 30, 2009.
  Other non-interest income increased by $102,000 or 6.9%.

NON-INTEREST EXPENSE

The Company recorded non-interest expense of $32.3 million in the third quarter of 2009, a decrease of $14.3 million, or (30.6%), when compared to the quarter ended June 30, 2009. Significant changes of non-interest expense include the following:

  Salaries and employee benefits increased by $593,000, or 3.5%, primarily attributable to annual salary increases and increased medical and pension expense.
  Occupancy and equipment expense decreased by $151,000, or (3.7%).
  The Company recorded merger and acquisition expenses associated with the Benjamin Franklin Bancorp. Inc. acquisition of $41,000 and $10.8 million for the quarters ended September 30, 2009 and June 30, 2009, respectively.
  FDIC deposit insurance fees decreased by $2.6 million, as the Company recorded a $2.1 million special assessment imposed to replenish the Deposit Insurance Fund during the second quarter of 2009.
  Other non-interest expense decreased by $1.3 million, or (14.3%), which is primarily attributable to the timing of advertising campaigns and a reduction in other losses and charge-offs.

The Company reported a return on average assets and a return on average common equity in the third quarter of 2009 of 0.62% and 6.73%, respectively, as compared to (0.35%) and (3.95%) for the quarter ended June 30, 2009.

ASSET QUALITY

The allowance for loan losses increased to $41.4 million at September 30, 2009 as compared to $40.1 million at June 30, 2009. Nonperforming loans totaled $36.9 million, or 1.09% of total loans at September 30, 2009, as compared to $31.5 million, or 0.94% of total loans at June 30, 2009. The increase in non-performing loans was driven by the commercial real estate category which increased $6.0 million from prior quarter and was primarily due to one relationship. The Company’s allowance for loan losses as a percentage of loans was 1.22% and 1.19% at September 30, 2009 and June 30, 2009, respectively. These ratios are inclusive of loans acquired at fair value.

The provision for loan losses was $4.4 million and $4.5 million for the quarters ended September 30, 2009 and June 30, 2009, respectively. Net charge-offs were $3.2 million and $1.9 million for the quarters ending September 30, 2009 and June 30, 2009, respectively.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 23, 2009. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-800-860-2442 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Passcode: 434060. The web cast replay will be available until October 23, 2010 and the telephone replay will be available until November 6, 2009.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has more than $4.4 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To discover why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	Sept. 2009 vs.	Sept. 2009 vs.
	2009	2009	2008	June 2009	Sept. 2008

Assets
Cash and Due From Banks	$65,514	$75,905	$92,752	-13.69%	-29.37%
Fed Funds Sold and Short Term Investments	-	6,159	100	-100.00%	-100.00%
Securities
Trading Assets	23,090	22,926	3,048	0.72%	657.55%
Securities Available for Sale	546,125	581,241	499,879	-6.04%	9.25%
Securities Held to Maturity	83,063	70,241	33,354	18.25%	149.03%
Total Securities	652,278	674,408	536,281	-3.28%	21.63%
Loans Held for Sale	14,160	24,866	5,511	-43.05%	156.94%
Loans
Commercial and Industrial	371,092	364,570	250,469	1.79%	48.16%
Commercial Real Estate	1,546,206	1,482,321	1,092,811	4.31%	41.49%
Commercial Construction	201,196	206,569	150,615	-2.60%	33.58%
Small Business	84,135	86,378	85,120	-2.60%	-1.16%
Total Commercial	2,202,629	2,139,838	1,579,015	2.93%	39.49%
Residential Real Estate	576,575	599,166	420,809	-3.77%	37.02%
Residential Construction	14,783	15,323	12,868	-3.52%	14.88%
Total Residential	591,358	614,489	433,677	-3.76%	36.36%
Consumer - Home Equity	467,213	458,435	391,416	1.91%	19.36%
Consumer - Auto	92,093	105,064	134,866	-12.35%	-31.72%
Consumer - Other	34,246	35,314	41,073	-3.02%	-16.62%
Total Consumer	593,552	598,813	567,355	-0.88%	4.62%
Total Loans	3,387,539	3,353,140	2,580,047	1.03%	31.30%
Less - Allowance for Loan Losses	(41,357)	(40,068)	(33,287)	3.22%	24.24%
Net Loans	3,346,182	3,313,072	2,546,760	1.00%	31.39%
Federal Home Loan Bank Stock	36,357	36,357	24,603	0.00%	47.77%
Bank Premises and Equipment	41,963	42,145	35,246	-0.43%	19.06%
Goodwill and Core Deposit Intangible	144,152	144,865	126,412	-0.49%	14.03%
Other Assets	133,397	137,282	109,570	-2.83%	21.75%
Total Assets	$4,434,003	$4,455,059	$3,477,235	-0.47%	27.52%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$702,159	$699,173	$573,904	0.43%	22.35%
Savings and Interest Checking Accounts	965,694	987,202	711,862	-2.18%	35.66%
Money Market	675,269	667,665	464,983	1.14%	45.22%
Time Certificates of Deposit	937,854	970,903	787,282	-3.40%	19.13%
Total Deposits	3,280,976	3,324,943	2,538,031	-1.32%	29.27%
Borrowings
Federal Home Loan Bank Borrowings	396,218	392,968	336,792	0.83%	17.64%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	188,707	179,317	166,417	5.24%	13.39%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Other Borrowings	2,418	3,772	2,103	-35.90%	14.98%
Total Borrowings	679,200	667,914	597,169	1.69%	13.74%
Total Deposits and Borrowings	3,960,176	3,992,857	3,135,200	-0.82%	26.31%
Other Liabilities	67,252	64,642	37,295	4.04%	80.32%
Stockholders' Equity
Common Stock	209	209	163	0.00%	28.22%
Additional Paid in Capital	224,848	224,594	137,347	0.11%	63.71%
Retained Earnings	179,245	176,012	177,338	1.84%	1.08%
Accumulated Other Comprehensive Income/(Loss), Net of Tax	2,273	(3,255)	(10,108)	-169.83%	-122.49%
Total Stockholders' Equity	406,575	397,560	304,740	2.27%	33.42%
Total Liabilities and Stockholders' Equity	$4,434,003	$4,455,059	$3,477,235	-0.47%	27.52%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	September 30,	June 30,	September 30,	Sept. 2009 vs.	Sept. 2009 vs.
	2009	2009	2008	June 2009	Sept. 2008

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$4	$70	$62	-94.29%	-93.55%
Interest and Dividends on Securities	7,644	7,636	5,822	0.10%	31.30%
Interest on Loans	45,773	44,938	39,143	1.86%	16.94%
Interest on Loans Held for Sale	169	162	58	4.32%	191.38%
Total Interest Income	53,590	52,806	45,085	1.48%	18.86%
INTEREST EXPENSE
Interest on Deposits	7,446	8,441	9,078	-11.79%	-17.98%
Interest on Borrowed Funds	5,236	5,265	5,079	-0.55%	3.09%
Total Interest Expense	12,682	13,706	14,157	-7.47%	-10.42%
Net Interest Income	40,908	39,100	30,928	4.62%	32.27%
Less - Provision for Loan Losses	4,443	4,468	2,068	-0.56%	114.85%
Net Interest Income after Provision for Loan Losses	36,465	34,632	28,860	5.29%	26.35%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	4,613	4,258	4,083	8.34%	12.98%
Wealth Management	2,278	2,710	2,764	-15.94%	-17.58%
Mortgage Banking Income	425	1,996	501	-78.71%	-15.17%
BOLI Income	713	683	659	4.39%	8.19%
Net Gain/(Loss) on Sale of Securities	-	(25)	-	-100.00%	n/a
Gain Resulting From early Termination of Hedging Relationship	-	3,778	-	-100.00%	n/a
Gross Loss on Write-Down of certain Investments to Fair Value	(5,108)	(2,174)	(720)	134.96%	609.44%
Less: Non-Credit Related Other-Than-Temporary Impairment	(33)	521	-	-106.33%	n/a
Net Loss on Write-Down of Certain Investments to Fair Value	(5,141)	(1,653)	(720)	211.01%	614.03%
Other Non-Interest /Income	1,578	1,476	1,432	6.91%	10.20%
Total Non-Interest Income	4,466	13,223	8,719	-66.23%	-48.78%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	17,727	17,134	14,719	3.46%	20.44%
Occupancy and Equipment Expenses	3,985	4,136	3,200	-3.65%	24.53%
Data Processing and Facilities Management	1,580	1,604	1,465	-1.50%	7.85%
Merger & Acquisition Expense	41	10,844	-	-99.62%	n/a
FDIC assessment	1,267	3,852	719	-67.11%	76.22%
Other Non-Interest Expense	7,704	8,986	5,356	-14.27%	43.84%
Total Non-Interest Expense	32,304	46,556	25,459	-30.61%	26.89%
INCOME BEFORE INCOME TAXES	8,627	1,299	12,120	564.13%	-28.82%
PROVISION FOR INCOME TAXES	1,786	639	3,305	179.50%	-45.96%
NET INCOME	$6,841	$660	$8,815	936.52%	-22.39%

PREFERRED STOCK DIVIDEND	$-	$4,525	$-	-100.00%	n/a

NET (LOSS)/INCOME AVAILABLE TO COMMON SHAREHOLDERS	$6,841	$(3,865)	$8,815	-277.00%	-22.39%

BASIC EARNINGS PER SHARE	$0.33	$(0.19)	$0.54	-273.68%	-38.89%
DILUTED EARNINGS PER SHARE	$0.33	$(0.19)	$0.54	-273.68%	-38.89%
BASIC AVERAGE SHARES	20,921,635	20,360,046	16,275,442
DILUTED AVERAGE SHARES	20,969,889	20,385,609	16,338,180

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.05%	3.88%	4.09%	4.38%	-1.00%
Return on Average Assets	0.62%	-0.35%	1.04%	280.00%	-39.42%
Return on Average Common Equity	6.73%	-3.95%	11.57%	273.67%	-40.79%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$6,841	$(3,865)	$8,815	-277.00%	-22.39%
Non-Interest Income Components
(Less)/Add - Net (Gain)/ Loss on Sale of Securities, net of tax	-	16	-
Less - Gain Resulting From early Termination of Hedging Relationship	-	(2,456)	-
Non-Interest Expense Components
Add - Merger and Acquisition Expenses, net of tax	27	8,676	-
Add - Litigation Reserve, net of tax	-	-	(488)
Deemed Preferred Stock Dividend	-	4,384	-
NET OPERATING EARNINGS	$6,868	$6,756	$8,327	1.66%	-17.52%

Diluted Earnings Per Share, on an Operating Basis	$0.33	$0.33	$0.51	0.00%	-35.29%

CONSOLIDATED STATEMENTS OF INCOME
	Nine Months		% Change
	September 30,	September 30,	Sept. 2009 vs.
	2009	2008	Sept. 2008

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$272	$96	183.33%
Interest and Dividends on Securities	22,546	16,990	32.70%
Interest on Loans	126,491	112,732	12.21%
Interest on Loans Held for Sale	497	293	69.62%
Total Interest Income	149,806	130,111	15.14%
INTEREST EXPENSE
Interest on Deposits	24,293	28,933	-16.04%
Interest on Borrowed Funds	15,517	15,006	3.41%
Total Interest Expense	39,810	43,939	-9.40%
Net Interest Income	109,996	86,172	27.65%
Less - Provision for Loan Losses	12,911	5,312	143.05%
Net Interest Income after Provision for Loan Losses	97,085	80,860	20.07%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	12,518	11,681	7.17%
Wealth Management	7,318	8,554	-14.45%
Mortgage Banking Income	3,578	2,574	39.01%
BOLI Income	2,126	1,816	17.07%
Net Gain/(Loss) on Sale of Securities and Derivatives	1,355	(609)	-322.50%
Gain Resulting From early Termination of Hedging Relationship	3,778	-	n/a
Gross Loss on Write-Down of certain Investments to Fair Value	(7,384)	(2,570)	187.32%
Less: Non-Credit Related Other-Than-Temporary Impairment	590	-	n/a
Net Loss on Write-Down of Certain Investments to Fair Value	(6,794)	(2,570)	164.36%
Other Non-Interest (Loss)/Income	4,283	3,779	13.34%
Total Non-Interest Income	28,162	25,225	11.64%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	49,720	43,806	13.50%
Occupancy and Equipment Expenses	11,826	9,338	26.64%
Data Processing and Facilities Management	4,600	4,170	10.31%
Merger & Acquisition Expense	12,423	1,120	1009.20%
WorldCom Bond Loss Recovery	-	(418)	-100.00%
FDIC assessment	5,655	830	581.33%
Other Non-Interest Expense	22,943	18,706	22.65%
Total Non-Interest Expense	107,167	77,552	38.19%
INCOME BEFORE INCOME TAXES	18,080	28,533	-36.63%
PROVISION FOR INCOME TAXES	4,192	7,590	-44.77%
NET INCOME	$13,888	$20,943	-33.69%

PREFERRED STOCK DIVIDEND	$5,698	$-	-

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$8,190	$20,943	-60.89%

BASIC EARNINGS PER SHARE	$0.43	$1.35	-68.15%
DILUTED EARNINGS PER SHARE	$0.43	$1.34	-67.91%
BASIC AVERAGE SHARES	19,210,431	15,518,540
DILUTED AVERAGE SHARES	19,236,612	15,591,167

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.85%	4.00%	-3.75%
Return on Average Assets	0.26%	0.87%	-70.11%
Return on Average Common Equity	2.73%	9.74%	-71.56%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$8,190	$20,943	-60.89%
Non-Interest Income Components
(Less)/Add - Net (Gain)/ Loss on Sale of Securities, net of tax	(880)	396
Less - Gain Resulting From early Termination of Hedging Relationship	(2,456)	-
Non-Interest Expense Components
Add - Merger and Acquisition Expenses, net of tax	9,706	728
Add - Litigation Reserve, net of tax	-	488
Less - WorldCom Bond Loss Recovery, net of tax	-	(272)
Deemed Preferred Stock Dividend	4,384	-
NET OPERATING EARNINGS	$18,944	$22,283	-14.98%

Diluted Earnings Per Share, on an Operating Basis	$0.98	$1.43	-31.47%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION

Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2008 and 2007 as indicated by the table below. In an effort to provide investors with information regarding the Company's results, the Company has disclosed the following non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

	Three Months Ended					Nine Months Ended
				% Change	% Change			% Change
	September 30,	June 30,	September 30,	Sept. 2009 vs.	Sept. 2009 vs.	September 30,	September 30,	Sept. 2009 vs.
	2009	2009	2008	June 2009	Sept. 2008	2009	2008	Sept. 2008

Non-Interest Income GAAP	$4,466	$13,223	$8,719	-66.23%	-48.78%	$28,162	$25,225	11.64%
(Less)/Add - Net (Gain)/ Loss on Sale of Securities	-	25	-	-100.00%	n/a	(1,355)	609	-322.50%
(Less) Gain Resulting From early Termination of Hedging Relationship	-	(3,778)	-	-100.00%	n/a	(3,778)	-	n/a
Add - Other-Than-Temporary-Impairment on Securities	5,141	1,653	720	211.01%	614.03%	6,794	2,570	164.36%
Non-Interest Income as Adjusted	$9,607	$11,123	$9,439	-13.63%	1.78%	$29,823	$28,404	5.00%

Non-Interest Expense GAAP	$32,304	$46,556	$25,459	-30.61%	26.89%	$107,167	$77,552	38.19%
Less - Merger & Acquisition Expenses	(41)	(10,844)	-	-99.62%	n/a	(12,423)	(1,120)	1009.20%
Less/Add - Litigation Reserve	-	-	(750)	n/a	n/a	-	750	-100.00%
Add - WorldCom Bond Loss Recovery	-	-	-	n/a	n/a	-	418	-100.00%
Non-Interest Expense as Adjusted	$32,263	$35,712	$24,709	-9.66%	30.57%	$94,744	$77,600	22.09%

ASSET QUALITY
	For the Period Ending
	September 30,	June 30,	September 30,
	2009	2009	2008

	(Dollars in Thousands, Except Per Share Data)
Nonperforming Loans
Commercial & Industrial Loans	$3,744	$4,808	$1,481
Small Business Loans	969	1,743	773
Commercial Real Estate Loans	18,511	12,505	5,478
Residential Real Estate Loans	11,625	9,865	6,725
Installment Loans - Home Equity	1,237	1,695	1,106
Installment Loans - Auto	504	718	770
Installment Loans - Other	347	157	311
Total Nonperforming Loans	$36,937	$31,491	16,644
Non-Accrual Securities	1,134	1,844	-
Other Assets in Possession	255	270	-
Other Real Estate Owned	6,491	6,102	1,239
Nonperforming Assets	44,817	39,707	17,883

Nonperforming Loans/Gross Loans	1.09%	0.94%	0.65%
Allowance for Loan Losses/Nonperforming Loans	111.97%	127.24%	199.99%
Gross Loans/Total Deposits	103.25%	100.85%	101.66%
Allowance for Loan Losses/Total Loans	1.22%	1.19%	1.29%

Net charge-offs (quarter-to-date)	$3,154	$1,882	$2,012
Net charge-offs to average loans (annualized)	0.37%	0.23%	0.31%

Financial Ratios
Book Value per Common Share	$19.43	$19.01	$18.72
Tangible Equity Ratio:
Tangible Common Capital/Tangible Assets	6.12%	5.86%	5.32%
Tangible Common Capital/Tangible Asset (proforma to include the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	6.58%	6.33%	5.76%
Tangible Common Book Value per Share (proforma to include the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	$13.56	$13.11	$11.85

Capital Adequacy
Tier one leverage capital ratio (1)	7.66%	7.60%	7.69%
(1) Estimated number for September 30, 2009

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA	Three Months Ended
(Unaudited - Dollars in Thousands)	September 30, 2009			June 30, 2009			September 30, 2008
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$4,060	$4	0.39%	$86,883	$70	0.32%	$2,162	$62	11.47%
Securities:
Trading Assets	22,941	109	1.90%	13,965	44	1.26%	3,179	30	3.77%
Taxable Investment Securities	620,183	7,317	4.72%	632,587	7,370	4.66%	430,342	5,426	5.04%
Non-taxable Investment Securities (1)	20,373	336	6.60%	20,950	342	6.53%	38,854	563	5.80%
Total Securities:	663,497	7,762	4.68%	667,502	7,756	4.65%	472,375	6,019	5.10%
Loans (1)	3,375,581	45,890	5.44%	3,284,763	45,067	5.49%	2,573,808	39,262	6.10%
Loans Held for Sale	15,831	169	4.27%	15,406	162	4.21%	4,565	58	5.08%
Total Interest-Earning Assets	$4,058,969	$53,825	5.30%	$4,054,554	$53,055	5.23%	$3,052,910	$45,401	5.95%
Cash and Due from Banks	67,156			77,263			69,587
Federal Home Loan Bank Stock	36,357			35,065			24,603
Other Assets	280,147			299,108			233,978
Total Assets	$4,442,629			$4,465,990			$3,381,078
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$969,676	$1,246	0.51%	$964,929	$1,326	0.55%	$711,818	$1,578	0.89%
Money Market	677,851	1,597	0.94%	666,232	1,713	1.03%	473,685	2,203	1.86%
Time Deposits	948,596	4,603	1.94%	974,449	5,402	2.22%	754,969	5,297	2.81%
Total interest-bearing deposits:	$2,596,123	$7,446	1.15%	$2,605,610	$8,441	1.30%	$1,940,472	$9,078	1.87%
Borrowings:
Federal Home Loan Bank Borrowings	$395,878	$2,901	2.93%	$449,311	$2,972	2.65%	$299,631	$2,781	3.71%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	184,181	857	1.86%	173,992	812	1.87%	165,852	1,249	3.01%
Junior Subordinated Debentures	61,857	931	6.02%	61,857	940	6.08%	61,857	842	5.44%
Subordinated Debentures	30,000	547	7.29%	30,000	541	7.21%	11,413	204	7.15%
Other Borrowings	2,108	-	0.00%	2,105	-	0.00%	834	3	1.44%
Total Borrowings:	674,024	5,236	3.11%	717,265	5,265	2.94%	539,587	5,079	3.77%
Total Interest-Bearing Liabilities	$3,270,147	$12,682	1.55%	$3,322,875	$13,706	1.65%	$2,480,059	$14,157	2.28%
Demand Deposits	702,071			673,448			561,542

Other Liabilities	63,821			61,582			34,754
Total Liabilities	$4,036,039			$4,057,905			$3,076,355
Stockholders' Equity	406,590			408,085			304,723
Total Liabilities and Stockholders' Equity	$4,442,629			$4,465,990			$3,381,078

Net Interest Income		$41,143			$39,349			$31,244

Interest Rate Spread (2)			3.75%			3.58%			3.67%

Net Interest Margin (3)			4.05%			3.88%			4.09%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,298,194	$7,446		$3,279,058	$8,441		$2,502,014	$9,078
Cost of Total Deposits			0.90%			1.03%			1.45%
Total Funding Liabilities, including Demand Deposits	$3,972,218	$12,682		$3,996,323	$13,706		$3,041,601	$14,157
Cost of Total Funding Liabilities			1.28%			1.37%			1.86%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $235, $249, and $316 for the three months ended September 30, 2009, June 30, 2009, and September 30, 2008, respectively.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
(Unaudited - Dollars in Thousands)	September 30, 2009			September 30, 2008
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$70,349	$272	0.52%	$1,184	$96	10.81%
Securities:
Trading Assets	13,278	178	1.79%	3,068	95	4.13%
Taxable Investment Securities	606,388	21,624	4.75%	418,332	15,576	4.96%
Non-taxable Investment Securities (1)	23,792	1,145	6.42%	42,124	2,029	6.42%
Total Securities:	643,458	22,947	4.75%	463,524	17,700	5.09%
Loans (1)	3,106,752	126,856	5.44%	2,438,462	113,078	6.18%
Loans Held for Sale	15,453	497	4.29%	7,283	293	5.36%
Total Interest-Earning Assets	$3,836,012	$150,572	5.23%	$2,910,453	$131,167	6.01%
Cash and Due from Banks	68,192			66,066
Federal Home Loan Bank Stock	32,051			22,896
Other Assets	276,960			211,037
Total Assets	$4,213,215			$3,210,452
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$892,383	$3,567	0.53%	$677,470	$4,740	0.93%
Money Market	621,424	5,006	1.07%	463,074	6,827	1.97%
Time Deposits	918,510	15,720	2.28%	700,784	17,366	3.30%
Total interest-bearing deposits:	$2,432,317	$24,293	1.33%	$1,841,328	$28,933	2.10%
Borrowings:
Federal Home Loan Bank Borrowings	$418,386	$8,548	2.72%	$313,390	$8,743	3.72%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	177,061	2,525	1.90%	149,772	3,519	3.13%
Junior Subordinated Debentures	61,857	2,819	6.08%	59,599	2,483	5.55%
Subordinated Debentures	30,000	1,625	7.22%	3,832	204	7.10%
Other Borrowings	1,996	-	0.00%	2,262	57	3.36%
Total Borrowings:	689,300	15,517	3.00%	528,855	15,006	3.78%
Total Interest-Bearing Liabilities	$3,121,617	$39,810	1.70%	$2,370,183	$43,939	2.47%
Demand Deposits	635,943			527,993

Other Liabilities	56,015			25,480
Total Liabilities	$3,813,575			$2,923,656
Stockholders' Equity	399,640			286,796
Total Liabilities and Stockholders' Equity	$4,213,215			$3,210,452

Net Interest Income		$110,762			$87,228

Interest Rate Spread (2)			3.53%			3.54%

Net Interest Margin (3)			3.85%			4.00%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,068,260	$24,293		$2,369,321	$28,933
Cost of Total Deposits			1.06%			1.63%
Total Funding Liabilities, including Demand Deposits	$3,757,560	$39,810		$2,898,176	$43,939
Cost of Total Funding Liabilities			1.41%			2.02%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $766 and $1,056 for the nine months ended September 30, 2009, and September 30, 2008, respectively.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer